Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-271938) of Oculis Holding AG of our report dated March 19, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland

March 19, 2024